UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of CACI International Inc (the “Company”), for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on November 17, 2016.

The results detailed below represent the final voting results:

Proposal 1

The following ten nominees were elected to the Board of Directors of the Company:

Director Name	For	Against	Abstain	Broker Non-Votes
Kenneth Asbury	20,613,180	50,940	5,328	1,688,089
Michael A. Daniels	20,533,691	130,215	5,542	1,688,089
James S. Gilmore III	20,527,312	136,585	5,551	1,688,089
William L. Jews	20,531,999	131,617	5,832	1,688,089
Gregory G. Johnson	20,534,384	129,757	5,307	1,688,089
J.P. London	20,589,993	74,759	4,696	1,688,089
James L. Pavitt	20,532,771	130,534	6,143	1,688,089
Warren R. Phillips	19,968,322	695,530	5,596	1,688,089
Charles P. Revoile	19,998,667	664,489	6,292	1,688,089
William S. Wallace	20,637,057	27,108	5,283	1,688,089

 Proposal 2

Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2016 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	Against	Abstain	Broker Non-Votes
20,419,113	218,012	32,323	1,688,089

Proposal 3

Shareholders approved the 2016 Amended and Restated Incentive Compensation Plan:

For	Against	Abstain	Broker Non-Votes
20,187,968	450,351	31,129	1,688,089

Proposal 4

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

For	Against	Abstain
22,204,644	133,606	19,287

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: November 22, 2016	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary